UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of FARO Technologies, Inc. (the “Company”), the Company’s shareholders approved the FARO Technologies, Inc. 2014 Incentive Plan (the “2014 Plan”). The 2014 Plan was previously approved, subject to shareholder approval, by the Company’s Board of Directors on April 15, 2014. The 2014 Plan became effective immediately upon shareholder approval at the Annual Meeting.

The terms of the 2014 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted or deferred stock unit awards, other stock awards, performance awards that may be settled in cash or stock, and any other right or interest relating to stock or cash to employees, officers or directors of the Company or any of its affiliates. The 2014 Plan is the successor to the FARO Technologies, Inc. 2009 Equity Incentive Plan (the “Prior Plan”), and no further awards may be granted out of the Prior Plan. Subject to adjustment for certain changes in the Company’s capitalization, the aggregate number of shares of the Company’s common stock that may be issued under the 2014 Plan will not exceed the sum of 1,200,000 shares plus (1) 774,543 shares, which is the number of unallocated shares remaining available for grant under the Prior Plan as of May 29, 2014, and (2) any shares subject to awards currently outstanding under the Prior Plan as of May 29, 2014, not to exceed 891,960 shares in aggregate, that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. Unless earlier terminated, the 2014 Plan continues in effect until the date of the Company’s 2024 annual meeting of shareholders or, if the Company’s shareholders approve an amendment to the 2014 Plan that increases the number of shares subject to the 2014 Plan, the tenth anniversary of the date of such approval.

A more complete summary of the terms of the 2014 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 15, 2014 (the “Proxy Statement”). That summary and the foregoing description do not purport to be complete and are qualified in their entirety by reference to the text of the 2014 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2014, the Annual Meeting was held at the Company’s headquarters in Lake Mary, Florida. The holders of the common stock of the Company voted upon five Company proposals at the Annual Meeting, with the following results:

Item 1 – Election of three directors to serve for a three-year term expiring at the Annual Meeting of Shareholders in 2017

The holders of common stock of the Company elected the following directors to serve for a three-year term by the following count:

Name	Votes For	Votes Withheld	Broker Non-Votes
Stephen R. Cole	14,890,043	636,939	773,769
Marvin R. Sambur, Ph.D.	14,940,327	586,655	773,769
Jay W. Freeland	14,971,820	555,162	773,769

Item 2 – Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2014

The holders of the Company’s common stock ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2014 by the following count:

Votes For	Votes Against	Abstentions
16,102,664	174,148	23,939

Item 3 – Non-binding resolution to approve the compensation of the Company’s named executive officers

The holders of the Company’s common stock approved a non-binding resolution with respect to the compensation of the Company’s named executive officers by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,253,561	235,676	37,745	773,769

Item 4 – Approval of the Company’s 2014 Incentive Plan

The holders of the Company’s common stock approved the Company’s 2014 Incentive Plan by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,574,239	725,633	227,110	773,769

Item 5 – Approval of the material terms of performance goals for purposes of Internal Revenue Code Section 162(m) (“Section 162(m)”)

The holders of the Company’s common stock approved the material terms of the performance goals under the Company’s long-term incentive plan for purposes of Code Section 162(m) by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,815,206	480,455	231,321	773,769

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	FARO Technologies, Inc. 2014 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

June 3, 2014	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	FARO Technologies, Inc. 2014 Incentive Plan